Pricing Supplement dated May 25, 2007
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                               $25,379,000
                                 Reverse Convertible Notes, each
                  Linked to the Common Stock of a Single Reference Stock Issuer
                            Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General:                      This pricing supplement relates to twenty-seven
                              (27) separate Reverse Convertible Notes
                              ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 May 25, 2007

Issuance Date:                May 31, 2007

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Three Month Notes:

       Valuation Date:        August 29, 2007

       Maturity Date:         August 31, 2007

       Coupon Payment         August 31, 2007
       Date(s):

Six Month Notes:

       Valuation Date:        November 28 2007

       Maturity Date:         November 30, 2007

       Coupon Payment         August 31, 2007 and November 30, 2007
       Date(s):

Twelve Month Notes:

       Valuation Date:        May 28, 2008

       Maturity Date:         May 30, 2008

       Coupon Payment         August 31, 2007, November 30, 2007, February 29,
       Date(s):               2008, and May 30, 2008

Reference Stock:

 No.  Principal     Reference Stock                 Ticker    Coupon    Strike   Barrier     Term     Monitoring Method      CUSIP
 ---  ----------    ---------------                 ------    -------   -------  --------    ----     -----------------      -----
      Amount                                                  Rate      Price    Price
      ------                                                  ----      -----    -----
87    $  213,000  Cree, Inc.                         CREE     14.00%    $ 22.25  $ 17.80    3 month  Close of Trading Day  78008EHD2

88    $  941,000  Elan Corporation plc               ELN      19.50%    $ 19.33  $ 13.53    3 month  Close of Trading Day  78008EHE0

89    $  293,000  The Mosaic Company                 MOS      11.00%    $ 32.97  $ 26.38    3 month  Close of Trading Day  78008EHF7

90    $1,237,000  NutriSystem, Inc.                  NTRI     22.00%    $ 65.05  $ 52.04    3 month  Close of Trading Day  78008EHH3

91    $1,236,000  Cutera, Inc.                       CUTR     13.00%    $ 26.15  $ 18.31    6 month  Close of Trading Day  78008EHJ9

92    $   50,000  Cypress Semiconductor Corporation   CY       8.25%    $ 20.88  $ 15.66    6 month  Close of Trading Day  78008EHK6

93    $6,582,000  General Motors Corporation          GM      15.25%    $ 30.49  $ 21.34    6 month  Close of Trading Day  78008EHL4

94    $1,475,000  NYSE Eronext                       NYX      12.00%    $ 83.16  $ 62.37    6 month  Close of Trading Day  78008EHM2

95    $  900,000  Symantec Corporation               SYMC     10.50%    $ 19.79  $ 15.83    6 month  Close of Trading Day  78008EHN0

96    $  403,000  Valero Energy corporation          VLO      10.00%    $ 74.74  $ 59.79    6 month  Close of Trading Day  78008EHP5

97    $  467,000  XM Satellite Radio Holdings Inc.   XMSR     17.75%    $ 11.80  $  8.26    6 month  Close of Trading Day  78008EHR1

98    $  781,000  Best Buy Co., Inc.                 BBY       9.00%    $ 46.64  $ 37.31   12 month  Close of Trading Day  78008EHS9

99    $1,053,000  Peabody Energy Corporation         BTU      10.25%    $ 53.96  $ 37.77   12 month  Close of Trading Day  78008EHT7

100   $  265,000  Cameco Corporation                 CCJ      10.00%    $ 51.10  $ 35.77   12 month  Close of Trading Day  78008EHU4

101   $  557,000  ConocoPhillips                     COP       8.25%    $ 76.42  $ 61.14   12 month  Close of Trading Day  78008EHV2

102   $  265,000  Cisco Systems, Inc.                CSCO      8.25%    $ 25.52  $ 20.42   12 month  Close of Trading Day  78008EHW0

103   $  230,000  Fastenal Company                   FAST      9.30%    $ 42.47  $ 33.98   12 month  Close of Trading Day  78008EHX8

104   $  929,000  Goldcorp, Inc.                      GG       9.65%    $ 22.86  $ 16.00   12 month  Close of Trading Day  78008EHY6

105   $  810,000  The Goldman Sachs Group, Inc.       GS       8.25%    $225.53  $180.42   12 month  Close of Trading Day  78008EHZ3

106   $  919,000  Halliburton Company                HAL       9.00%    $ 36.12  $ 28.90   12 month  Close of Trading Day  78008EJA6

107   $  456,000  Lindsay Corporation                LNN      11.60%    $ 34.01  $ 25.51   12 month  Close of Trading Day  78008EJB4

108   $1,625,000  Level 3 Communications, Inc.       LVLT     11.85%    $  5.76  $  3.46   12 month  Close of Trading Day  78008EJC2

109   $  139,000  Pengrowth Energy Trust             PGH       9.00%    $ 18.88  $ 15.10   12 month  Close of Trading Day  78008EJD0

110   $1,110,000  Taser International                TASR     11.25%    $ 10.29  $ 7.20    12 month  Close of Trading Day  78008EJE8

111   $  359,000  Terex Corporation                  TEX      10.85%    $ 81.00  $ 56.70   12 month  Close of Trading Day  78008EJF5

112   $  545,000  VeraSun Energy                     VSE      15.35%    $ 16.19  $ 12.95   12 month  Close of Trading Day  78008EJG3

113   $1,539,000  Western Digital Corporation        WDC      12.00%    $ 17.47  $ 13.10   12 month  Close of Trading Day  78008EJH1

Term:                         As set forth above

Initial Share Price:          The closing price of the Reference Stock on the
                              Pricing Date

Final Share Price:            The closing price of the Reference Stock on the
                              Valuation Date

Payment at Maturity (if       For each $1,000 principal amount of the Notes, the
held to maturity):            investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i) the Final Stock Price is less than the Initial Stock Price; and

                              (ii)    (a) for notes subject to Intra-Day
                                      Monitoring, at any time during the
                                      Monitoring Period, the trading price of
                                      the Reference Stock is less than the
                                      Barrier Price, or

                                      (b) for notes subject to Close of
                                      Trading Day Monitoring, on any day
                                      during the Monitoring Period, the
                                      closing price of the Reference Stock is
                                      less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery             For each $1,000 principal amount, a number of
Amount:                       shares of the Reference Stock equal to the
                              principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary  Market:            RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" beginning on page P-8 of this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
Per Note
      RevCon No. 87                 100%                          1.75%                         98.25%
                                    $213,000                      $3,727.50                     $209,272.50

      RevCon No. 88                 100%                          1.75%                         98.25%
                                    $941,000                      $16,467.50                    $924,532.50

      RevCon No. 89                 100%                          1.75%                         98.25%
                                    $293,000                      $5,127.50                     $287,872.50

      RevCon No. 90                 100%                          1.75%                         98.25%
                                    $1,237,000                    $21,647.50                    $1,215,352.50

      RevCon No. 91                 100%                          2.00%                         98.00%
                                    $1,236,000                    $24,720.00                    $1,211,280.00

      RevCon No. 92                 100%                          1.50%                         98.50%
                                    $50,000                       $750.00                       $49,250.00

                                      P-3

      RevCon No. 93                 100%                          2.00%                         98.00%
                                    $6,582,000                    $131,640.00                   $6,450,360.00

      RevCon No. 94                 100%                          2.00%                         98.00%
                                    $1,475,000                    $29,500.00                    $1,445,500.00

      RevCon No. 95                 100%                          1.50%                         98.50%
                                    $900,000                      $13,500.00                    $886,500.00

      RevCon No. 96                 100%                          2.00%                         98.00%
                                    $403,000                      $8,060.00                     $394,940.00

      RevCon No. 97                 100%                          1.75%                         98.25%
                                    $467,000                      $8,172.50                     $458,827.50

      RevCon No. 98                 100%                          2.75%                         97.25%
                                    $781,000                      $21,477.50                    $759,522.50

      RevCon No. 99                 100%                          2.50%                         97.50%
                                    $1,053,000                    $26,325.00                    $1,026,675.00

      RevCon No. 100                100%                          2.00%                         98.00%
                                    $265,000                      $5,300.00                     $259,700.00

      RevCon No. 101                100%                          2.50%                         97.50%
                                    $557,000                      $13,925.00                    $543,075.00

      RevCon No. 102                100%                          2.50%                         97.50%
                                    $265,000                      $6,625.00                     $258,375.00

      RevCon No. 103                100%                          2.00%                         98.00%
                                    $230,000                      $4,600.00                     $225,400.00

      RevCon No. 104                100%                          2.75%                         97.25%
                                    $929,000                      $25,547.50                    $903,452.50

      RevCon No. 105                100%                          2.50%                         97.50%
                                    $810,000                      $20,250.00                    $789,750.00

      RevCon No. 106                100%                          2.75%                         97.25%
                                    $919,000                      $25,272.50                    $893,727.50

      RevCon No. 107                100%                          2.50%                         97.50%
                                    $456,000                      $11,400.00                    $444,600.00

      RevCon No. 108                100%                          2.75%                         97.25%
                                    $1,625,000                    $44,687.50                    $1,580,312.50

      RevCon No. 109                100%                          2.00%                         98.00%
                                    $139,000                      $2,780.00                     $136,220.00

      RevCon No. 110                100%                          2.50%                         97.50%
                                    $1,110,000                    $27,750.00                    $1,082,250.00

                                      P-4

      RevCon No. 111                100%                          2.75%                         97.25%
                                    $359,000                      $9,872.50                     $349,127.50

      RevCon No. 112                100%                          2.00%                         98.00%
                                    $545,000                      $10,900.00                    $534,100.00

      RevCon No. 113                100%                          2.50%                         97.50%
                                    $1,539,000                    $38,475.00                    $1,500,525.00

                         RBC Capital Markets Corporation
                                  May 25, 2007

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.

                                  If the closing market     If the closing market
                                       price of the              price of the
                                     Reference Stock        Reference Stock falls
                                   does not fall below        below the Barrier
                                   the Barrier Price on       Price on any day       Hypothetical
                                    any day during the           during the            Physical
                                    Monitoring Period:       Monitoring Period:        Delivery       Hypothetical
                                                                                       Amount as      Cash Delivery
      Hypothetical Final              Hypothetical             Hypothetical            Number of        Amount as
   Share Price as Percentage       Payment at Maturity      Payment at Maturity      Shares of the    Percentage of
             of                     as Percentage of         as Percentage of          Reference      Initial Share
     Initial Share Price            Principal Amount         Principal Amount            Stock            Price
     -------------------            ----------------         ----------------            -----            -----
         200.00%                        100.00%                  100.00%                  n/a              n/a
         175.00%                        100.00%                  100.00%                  n/a              n/a
         150.00%                        100.00%                  100.00%                  n/a              n/a
         125.00%                        100.00%                  100.00%                  n/a              n/a
         100.00%                        100.00%                  100.00%                  n/a              n/a
          95.00%                        100.00%              Physical or Cash             10              95.00%
                                                             Delivery Amount
          90.00%                        100.00%              Physical or Cash             10              90.00%
                                                             Delivery Amount
          85.00%                        100.00%              Physical or Cash             10              85.00%
                                                             Delivery Amount
          80.00%                        100.00%              Physical or Cash             10              80.00%
                                                             Delivery Amount
          79.50%                          n/a                Physical or Cash             10              79.50%
                                                             Delivery Amount
          50.00%                          n/a                Physical or Cash             10              50.00%
                                                             Delivery Amount
          25.00%                          n/a                Physical or Cash             10              25.00%
                                                             Delivery Amount
           0.00%                          n/a                Physical or Cash             10               0.00%
                                                             Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (CREE): 5.33% of each stated interest payment (14.00% in total) will be treated as an interest payment and 8.67% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ELN): 5.33% of each stated interest payment (19.50% in total) will be treated as an interest payment and 14.17% of each stated interest payment (19.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MOS): 5.33% of each stated interest payment (11.00% in total) will be treated as an interest payment and 5.67% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NTRI): 5.33% of each stated interest payment (22.00% in total) will be treated as an interest payment and 16.67% of each stated interest payment (22.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CUTR): 5.33% of each stated interest payment (13.00% in total) will be treated as an interest payment and 7.67% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CY): 5.33% of each stated interest payment (8.25% in total) will be treated as an interest payment and 2.92% of each stated interest payment (8.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 5.33% of each stated interest payment (15.25% in total) will be treated as an interest payment and 9.92% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NYX): 5.33% of each stated interest payment (12.00% in total) will be treated as an interest payment and 6.67% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SYMC): 5.33% of each stated interest payment (10.50% in total) will be treated as an interest payment and 5.17% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (VLO): 5.33% of each stated interest payment (10.00% in total) will be treated as an interest payment and 4.67% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (XMSR): 5.33% of each stated interest payment (17.75% in total) will be treated as an interest payment and 12.42% of each stated interest payment (17.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BBY): 5.33% of each stated interest payment (9.00% in total) will be treated as an interest payment and 3.67% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BTU): 5.33% of each stated interest payment (10.25% in total) will be treated as an interest payment and 4.92% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CCJ): 5.33% of each stated interest payment (10.00% in total) will be treated as an interest payment and 4.67% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (COP): 5.33% of each stated interest payment (8.25% in total) will be treated as an interest payment and 2.92% of each stated interest payment (8.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CSCO): 5.33% of each stated interest payment (8.25% in total) will be treated as an interest payment and 2.92% of each stated interest payment (8.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FAST): 5.33% of each stated interest payment (9.30% in total) will be treated as an interest payment and 3.97% of each stated interest payment (9.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GG): 5.33% of each stated interest payment (9.65% in total) will be treated as an interest payment and 4.32% of each stated interest payment (9.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GS): 5.33% of each stated interest payment (8.25% in total) will be treated as an interest payment and 2.92% of each stated interest payment (8.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (HAL): 5.33% of each stated interest payment (9.00% in total) will be treated as an interest payment and 3.67% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (LNN): 5.33% of each stated interest payment (11.60% in total) will be treated as an interest payment and 6.27% of each stated interest payment (11.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (LVLT): 5.33% of each stated interest payment (11.85% in total) will be treated as an interest payment and 6.52% of each stated interest payment (11.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (PGH): 5.33% of each stated interest payment (9.00% in total) will be treated as an interest payment and 3.67% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TASR): 5.33% of each stated interest payment (11.25% in total) will be treated as an interest payment and 5.92% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TEX): 5.33% of each stated interest payment (10.85% in total) will be treated as an interest payment and 5.52% of each stated interest payment (10.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (VSE): 5.33% of each stated interest payment (15.35% in total) will be treated as an interest payment and 10.02% of each stated interest payment (15.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WDC): 5.33% of each stated interest payment (12.00% in total) will be treated as an interest payment and 6.67% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.



     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity -- While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Cree, Inc.: The common stock of Cree, Inc. is traded on the NASDAQ Stock Market under the symbol "CREE." According to publicly available information, Cree, Inc. develops and manufactures semiconductor materials and electronic devices made from silicon carbide (SiC). The Company uses proprietary technology to make enabling compound semiconductors such as blue and green light emitting diodes, SiC crystals used in the production of unique gemstones, and SiC wafers that are sold for device production and research. Information filed with the SEC by Cree, Inc. under the Exchange Act can be located by referencing its SEC file number: 000-21154.

     o Elan Corporation plc: The common stock of Elan Corporation plc is traded on the New York Stock Exchange under the symbol "ELN." According to publicly available information, Elan Corporation plc is a specialty pharmaceutical company. The Group's drug delivery technologies are designed to aid and control the absorption and utilization of active pharmaceutical compounds. Elan's Pharmaceutical division focuses on the discovery, development and commercialization of products in the areas of acute care, pain management, infectious diseases and neurology. Information filed with the SEC by Elan Corporation plc under the Exchange Act can be located by referencing its SEC file number: 001-13896.

     o The Mosaic Company: The common stock of The Mosaic Company is traded on the New York Stock Exchange under the symbol "MOS." According to publicly available information, The Mosaic Company produces and distributes crop nutrients to the agricultural communities located in North America and other countries. The Company's principal products include concentrated phosphates, potash, and nitrogen. Information filed with the SEC by The Mosaic Company under the Exchange Act can be located by referencing its SEC file number: 001-32327.

     o NutriSystem, Inc.: The common stock of NutriSystem, Inc. is traded on the NASDAQ Stock Market under the symbol "NTRI." According to publicly available information, NutriSystem, Inc. operates an online weight loss community. The Company's Web site provides members with a weight management program that incorporates personal online counseling, individual diet and exercise plans, as well as other information. NutriSystem also markets the NutriSystem Sweet Success brand of diet meal replacement products through retail outlets. Information filed with the SEC by NutriSystem, Inc. under the Exchange Act can be located by referencing its SEC file number: 000-28551.

     o Cutera, Inc.: The common stock of Cutera, Inc. is traded on the NASDAQ Stock Market under the symbol "CUTR." According to publicly available information, Cutera, Inc. develops and manufactures aesthetic laser systems. The Company markets the CoolGlide family of products for removal of unwanted hair and treatment of vascular lesions. Cutera markets the systems to dermatologists, plastic surgeons, and other practitioners worldwide. Information filed with the SEC by Cutera, Inc. under the Exchange Act can be located by referencing its SEC file number: 000-50644.

     o Cypress Semiconductor Corporation: The common stock of Cypress Semiconductor Corporation is traded on the New York Stock Exchange under the symbol "CY." According to publicly available information, Cypress Semiconductor Corporation designs, develops, manufactures, and markets a line of digital and mixed-signal integrated circuits. The Company's circuits are used in the data communications, telecommunications, computers, and instrumentation systems markets. Cypress' products are marketed worldwide through a network of sales offices, distributors, and sales representative firm. Information filed with the SEC by Cypress Semiconductor Corporation under the Exchange Act can be located by referencing its SEC file number:
          001-10079.

     o General Motors Corporation: The common stock of General Motors Corporation is traded on the New York Stock Exchange under the symbol "GM." According to publicly available information, General Motors Corporation manufactures and sells vehicles worldwide under various brand names. The Company also has financing and insurance operations. In addition, General Motors produces products and provides services in other industries, such as wireless communications. Information filed with the SEC by General Motors Corporation under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o NYSE Euronext: The common stock of NYSE Euronext is traded on The New York Stock Exchange under the symbol "NYX." According to publicly available information, NYSE Euronext operates an international stock exchange. The Company operates a marketplace for equities and derivatives in Belgium, France, the Netherlands and Portugal, derivatives in the United Kingdom, and equities and other securities in the United States. Information filed with the SEC by NYSE Euronext under the Exchange Act can be located by referencing its SEC file number: 001-32829.

     o Symantec Corporation: The common stock of Symantec Corporation is traded on the NASDAQ Stock Market under the symbol "SYMC." According to publicly available information, Symantec Corporation provides Internet security technology. The Company offers a variety of content security solutions to individuals and companies. Solutions for enterprise customers include anti-virus protection, Internet content and e-mail filtering, and mobile code detection technologies. Information filed with the SEC by Symantec Corporation under the Exchange Act can be located by referencing its SEC file number:
          000-17781.

     o Valero Energy Corporation: The common stock of Valero Energy Corporation is traded on the New York Stock Exchange under the symbol "VLO." According to publicly available information, Valero Energy Corporation is an independent petroleum refining and marketing company that owns and operates refineries in the United States and Canada. The Company also operates retail sites under the Valero, Diamond Shamrock, Ultramar, Total, and Beacon brands. In addition, Valero owns a proprietary pipeline network. Information filed with the SEC by Valero Energy Corporation under the Exchange Act can be located by referencing its SEC file number: 001-13175.

     o XM Satellite Radio Holdings Inc.: The common stock of XM Satellite Radio Holdings Inc. is traded on the NASDAQ Stock Market under the symbol "XMSR." According to publicly available information, XM Satellite Radio Holdings Inc. provides audio entertainment and information programming. The Company transmits its XM Radio service from its satellites to vehicle, home, and portable radios. XM Satellite Radio offers, as well as develops, various channels of music, news, talk, sports, and children's programming. Information filed with the SEC by XM Satellite Radio Holdings Inc. under the Exchange Act can be located by referencing its SEC file number:
          000-27441.

     o Best Buy Co., Inc.: The common stock of Best Buy Co., Inc. is traded on the New York Stock Exchange under the symbol "BBY." According to publicly available information, Best Buy Co., Inc. retails consumer electronics, personal computers, software, and appliances through its retail stores, as well as its web site. The Company also retails pre-recorded home entertainment products through retail stores. Information filed with the SEC by Best Buy Co., Inc. under the Exchange Act can be located by referencing its SEC file number:
          001-09595.

     o Peabody Energy Corporation: The common stock of Peabody Energy Corporation is traded on the New York Stock Exchange under the symbol "BTU." According to publicly available information, Peabody Energy Corporation mines and markets predominantly low-sulphur coal, primarily for use by electric utilities. The Company also trades coal and emission allowances. Information filed with the SEC by Peabody Energy Corporation under the Exchange Act can be located by referencing its SEC file number: 001-16463.

     o Cameco Corporation: The common stock of Cameco Corporation is traded on the New York Stock Exchange under the symbol "CCJ." According to publicly available information, Cameco Corporation produces uranium. The Company operates underground uranium mines in Saskatchewan, Canada, in situ leach uranium facilities in Wyoming and Nebraska in the United States, uranium refining and conservation facilities in Ontario, Canada, and a gold mine in Kyrgyzstan, Central Asia. Cameco's products are used to generate electricity in nuclear energy plants around the world. Information filed with the SEC by Cameco Corporation under the Exchange Act can be located by referencing its SEC file number: 001-14228.

     o ConocoPhillips: The common stock of ConocoPhillips is traded on the New York Stock Exchange under the symbol "COP." According to publicly available information, ConocoPhillips is an international, integrated energy company which operates in several business segments. The Company explores for and produces petroleum, and refines, markets, supplies, and transports petroleum. ConocoPhillips also gathers and processes natural gas, and produces and distributes chemicals and plastics. Information filed with the SEC by ConocoPhillips under the Exchange Act can be located by referencing its SEC file number:
          001-32395.

     o Cisco Systems, Inc.: The common stock of Cisco Systems, Inc. is traded on the NASDAQ Stock Market under the symbol "CSCO." According to publicly available information, Cisco Systems, Inc. supplies data networking products for the Internet. The Company's Internet Protocol-based networking solutions are installed at corporations, public institutions and telecommunication companies worldwide. The Company's solutions transport data, voice, and video within buildings, across campuses, and around the world. Information filed with the SEC by Cisco Systems, Inc. under the Exchange Act can be located by referencing its SEC file number: 000-18225.

     o Fastenal Company: The common stock of Fastenal Company is traded on the NASDAQ Stock Market under the symbol "FAST." According to publicly available information, Fastenal Company sells and distributes industrial supplies in North America. The Company markets its products and services throughout the United States, Canada, and Puerto Rico. Information filed with the SEC by Fastenal Company under the Exchange Act can be located by referencing its SEC file number: 000-16125.

     o Goldcorp, Inc.: The common stock of Goldcorp, Inc. is traded on the New York Stock Exchange under the symbol "GG." According to publicly available information, Goldcorp, Inc. is a North American gold producer. The Company has gold mining operations in the United States, Canada, Mexico, Brazil, Argentina, and Australia. Goldcorp owns the Red Lake mine in Ontario. Information filed with the SEC by Goldcorp, Inc. under the Exchange Act can be located by referencing its SEC file number: 001-12970.

     o The Goldman Sachs Group, Inc.: The common stock of The Goldman Sachs Group, Inc. is traded on the New York Stock Exchange under the symbol "GS." According to publicly available information, The Goldman Sachs Group, Inc. is a global investment banking and securities firm specializing in investment banking, trading and principal investments, and asset management and securities services. The Company provides services to corporations, financial institutions, governments, and high-net worth individuals. Information filed with the SEC by The Goldman Sachs Group, Inc.under the Exchange Act can be located by referencing its SEC file number: 001-14965.

     o Halliburton Company: The common stock of Halliburton Company is traded on the New York Stock Exchange under the symbol "HAL." According to publicly available information, Halliburton Company provides energy services and engineering and construction services, as well as manufactures products for the energy industry. The Company offers discrete services and products and integrated solutions to customers in the exploration, development, and production of oil and natural gas. Information filed with the SEC by Halliburton Company under the Exchange Act can be located by referencing its SEC file number:
          001-03492.

     o Lindsay Corporation: The common stock of Lindsay Corporation is traded on the New York Stock Exchange under the symbol "LNN." According to publicly available information, Lindsay Corporation manufactures and markets center pivot and lateral move irrigation equipment, as well as large diameter steel tubing, for use to irrigate agricultural crops. The Company also provides outsourced manufacturing and production services to original equipment manufacturers in the United States. Information filed with the SEC by Lindsay Corporation under the Exchange Act can be located by referencing its SEC file number:
          001-13419.

     o Level 3 Communications, Inc.: The common stock of Level 3 Communications, Inc. is traded on the NASDAQ Stock Market under the symbol "LVLT." According to publicly available information, Level 3 Communications, Inc. provides telecommunications and information services, including local, long distance, and data transmission. The Company also provides other enhanced communications and Internet services, and is involved in coal mining businesses. Information filed with the SEC by Level 3 Communications, Inc.under the Exchange Act can be located by referencing its SEC file number: 000-15658.

     o Pengrowth Energy Trust: The common stock of Pengrowth Energy Trust is traded on the New York Stock Exchange under the symbol "PGH." According to publicly available information, Pengrowth Energy Trust is a royalty trust that invests in beneficial interests in producing oil and gas fields in Alberta, British Columbia, Offshore Nova Scotia, and Saskatchewan, Canada. The Trust distributes almost all of it's monthly income to unitholders on a monthly basis. Information filed with the SEC by Pengrowth Energy Trust under the Exchange Act can be located by referencing its SEC file number: 001-31253.

     o Taser International: The common stock of Taser International is traded on the NASDAQ Stock Market under the symbol "TASR." According to publicly available information, Taser International, Inc. develops, assembles and markets less-lethal weapons for use in the law enforcement, private security, and personal defense markets. Information filed with the SEC by Taser International under the Exchange Act can be located by referencing its SEC file number:
          001-16391.

     o Terex Corporation: The common stock of Terex Corporation is traded on the New York Stock Exchange under the symbol "TEX." According to publicly available information, Terex Corporation is a diversified global manufacturer. The Company's products include heavy-duty off-road trucks and high-capacity surface mining trucks, as well as large hydraulic mining shovels. Terex also manufactures and sells telescopic mobile cranes, aerial work platforms, utility aerial devices, telescopic material handlers and truck mounted cranes, and related products. Information filed with the SEC by Terex Corporation under the Exchange Act can be located by referencing its SEC file number: 001-10702.

     o VeraSun Energy: The common stock of VeraSun Energy is traded on the New York Stock Exchange under the symbol "VSE." According to publicly available information, VeraSun Energy is a renewable energy source company. The Company operates two corn refinery/ethanol plants in Aurora, South Dakota and Fort Dodge, Iowa. Ethanol is a renewable clean burning fuel. Information filed with the SEC by VeraSun Energy under the Exchange Act can be located by referencing its SEC file number: 001-32913.

     o Western Digital Corporation: The common stock of Western Digital Corporation is traded on the New York Stock Exchange under the symbol "WDC." According to publicly available information, Western Digital Corporation designs and manufactures hard drives for desktop computers and home entertainment applications. Information filed with the SEC by Western Digital Corporation under the Exchange Act can be located by referencing its SEC file number: 001-08703.



Historical Information

The graphs beginning on the next page set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the four calendar quarters in each of 2003, 2004, 2005 and 2006 as well as for the first quarter of 2007 and the period from April 1, 2007 through May 25, 2007. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

         We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets.

         We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                Cree, Inc. (CREE)
                                (May-97 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003            20.64                  14.701               18.52
     4/1/2003       6/30/2003            26.88                  15.5                 16.25
     7/1/2003       9/30/2003            23.64                  11.7                 18.52
    10/1/2003      12/31/2003            22.75                  16                   17.69

     1/1/2004       3/31/2004            29                     17.8                 22.23
     4/1/2004       6/30/2004            23.45                  18.06                23.15
     7/1/2004       9/30/2004            30.85                  17.88                30.5
    10/1/2004      12/31/2004            42.44                  26.72                40.08

     1/1/2005       3/31/2005            40.96                  20.68                21.75
     4/1/2005       6/30/2005            30.99                  21.06                25.47
     7/1/2005       9/30/2005            30.98                  23.32                25.02
    10/1/2005      12/30/2005            27.95                  21.68                25.24

     1/1/2006       3/31/2006            33.62                  24.6                 32.81
     4/1/2006       6/30/2006            35.3                   22.6                 23.76
     7/1/2006       9/29/2006            23.93                  16.52                20.11
    10/1/2006      12/29/2006            23.68                  15.25                17.32

     1/1/2007       3/31/2007            19.06                  15.27                16.46
     4/1/2007       5/25/2007            22.93                  16.20                22.25


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Elan Corporation plc (ELN)
                                (May-97 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003             4.98                   2.25                 2.79
     4/1/2003       6/30/2003             9.02                   2.7                  5.64
     7/1/2003       9/30/2003             6.46                   4.05                 5.29
    10/1/2003      12/31/2003             7.07                   4.72                 6.89

     1/1/2004       3/31/2004            21.02                   6.88                20.62
     4/1/2004       6/30/2004            25.6                   19.1                 24.74
     7/1/2004       9/30/2004            25.9                   16.45                23.4
    10/1/2004      12/31/2004            30.45                  20.52                27.25

     1/1/2005       3/31/2005            29.93                   3                    3.24
     4/1/2005       6/30/2005             8.42                   3.3                  6.82
     7/1/2005       9/30/2005             9.49                   6.72                 8.86
    10/1/2005      12/30/2005            14.51                   7.62                13.93

     1/1/2006       3/31/2006            16.83                  11.88                14.44
     4/1/2006       6/30/2006            19.42                  14.06                16.7
     7/1/2006       9/29/2006            16.85                  13.14                15.6
    10/1/2006      12/29/2006            16.15                  13.8                 14.75

     1/1/2007       3/31/2007            15.1                   11.7                 13.29
     4/1/2007       5/25/2007            20.68                  13.31                19.33


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            The Mosaic Company (MOS)
                                (Oct-04 - Apr-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003             n/a                    n/a                  n/a
     4/1/2003       6/30/2003             n/a                    n/a                  n/a
     7/1/2003       9/30/2003             n/a                    n/a                  n/a
    10/1/2003      12/31/2003             n/a                    n/a                  n/a

     1/1/2004       3/31/2004             n/a                    n/a                  n/a
     4/1/2004       6/30/2004             n/a                    n/a                  n/a
     7/1/2004       9/30/2004             n/a                    n/a                  n/a
    10/1/2004      12/31/2004            18.58                  14.8                 16.32

     1/1/2005       3/31/2005            17.42                  14.59                17.06
     4/1/2005       6/30/2005            17.16                  12.36                15.56
     7/1/2005       9/30/2005            17.99                  15.11                16.02
    10/1/2005      12/30/2005            15.62                  12.5                 14.63

     1/1/2006       3/31/2006            17.14                  13.78                14.35
     4/1/2006       6/30/2006            17.28                  13.31                15.65
     7/1/2006       9/29/2006            17.13                  14.03                16.9
    10/1/2006      12/29/2006            23.54                  16.2                 21.36

     1/1/2007       3/31/2007            28.84                  19.49                26.66
     4/1/2007       5/25/2007            33.40                  26.44                32.97


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            NutriSystem, Inc. (NTRI)
                                (Aug-99 - Aug-06)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003             0.95                   0.61                 0.61
     4/1/2003       6/30/2003             0.82                   0.51                 0.65
     7/1/2003       9/30/2003             1.5                    0.57                 1.18
    10/1/2003      12/31/2003             2.14                   1.16                 1.72

     1/1/2004       3/31/2004             4.01                   1.69                 3.93
     4/1/2004       6/30/2004             4                      1.65                 1.72
     7/1/2004       9/30/2004             1.98                   1.09                 1.42
    10/1/2004      12/31/2004             3.14                   1.42                 2.85

     1/1/2005       3/31/2005             6.71                   2.81                 6.3
     4/1/2005       6/30/2005            15                      6                   14.76
     7/1/2005       9/30/2005            25.25                  14.52                25.02
    10/1/2005      12/30/2005            44.15                  25.3                 36.02

     1/1/2006       3/31/2006            50                     33.9                 47.52
     4/1/2006       6/30/2006            76.33                  44.14                62.13
     7/1/2006       9/29/2006            68.11                  45.45                62.29
    10/1/2006      12/29/2006            76.2                   58.45                63.39

     1/1/2007       3/31/2007            68.25                  40.82                52.41
     4/1/2007       5/25/2007            66.93                  52.07                65.05


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Cutera, Inc. (CUTR)
                                (Mar-04 - Mar-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003             n/a                    n/a                  n/a
     4/1/2003       6/30/2003             n/a                    n/a                  n/a
     7/1/2003       9/30/2003             n/a                    n/a                  n/a
    10/1/2003      12/31/2003             n/a                    n/a                  n/a

     1/1/2004       3/31/2004            14.59                  13.9                 14
     4/1/2004       6/30/2004            16.98                  10.79                13.59
     7/1/2004       9/30/2004            14                     10.8                 11.28
    10/1/2004      12/31/2004            13.65                   9.21                12.5

     1/1/2005       3/31/2005            19.87                  12.1                 19.28
     4/1/2005       6/30/2005            20                     14                   17.35
     7/1/2005       9/30/2005            26.27                  15.84                25.94
    10/1/2005      12/30/2005            44.2                   21.6                 26.36

     1/1/2006       3/31/2006            32.13                  24.55                27.12
     4/1/2006       6/30/2006            28.16                  16.35                19.72
     7/1/2006       9/29/2006            26.88                  18.57                26.59
    10/1/2006      12/29/2006            30.27                  24.79                27

     1/1/2007       3/31/2007            37.81                  26.51                36.19
     4/1/2007       5/25/2007            38.80                  22.15                26.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     Cypress Semiconductor Corporation (CY)
                                (May-97 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003             7.75                   4.91                 6.9
     4/1/2003       6/30/2003            13.79                   6.9                 12
     7/1/2003       9/30/2003            19.68                  11.49                17.68
    10/1/2003      12/31/2003            23.7                   17.64                21.36

     1/1/2004       3/31/2004            24.08                  19.25                20.47
     4/1/2004       6/30/2004            21.56                  13.17                14.19
     7/1/2004       9/30/2004            14.05                   8.45                 8.84
    10/1/2004      12/31/2004            11.83                   8.51                11.73

     1/1/2005       3/31/2005            14.92                   9.51                12.6
     4/1/2005       6/30/2005            14.73                  11.05                12.59
     7/1/2005       9/30/2005            16.85                  12.6                 15.05
    10/1/2005      12/30/2005            16.5                   11.78                14.25

     1/1/2006       3/31/2006            18.79                  14.09                16.95
     4/1/2006       6/30/2006            18.8                   13.4                 14.54
     7/1/2006       9/29/2006            17.95                  13.04                17.77
    10/1/2006      12/29/2006            20.42                  15.92                16.87

     1/1/2007       3/31/2007            20.04                  16.48                18.55
     4/1/2007       5/25/2007            23.32                  18.54                20.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         General Motors Corporation (GM)
                                (May-97 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003            41.12                  29.75                33.62
     4/1/2003       6/30/2003            39.5                   32.84                36
     7/1/2003       9/30/2003            43.23                  35                   40.93
    10/1/2003      12/31/2003            54.39                  40.04                53.4

     1/1/2004       3/31/2004            55.55                  44.72                47.1
     4/1/2004       6/30/2004            50.04                  42.88                46.59
     7/1/2004       9/30/2004            46.93                  40.53                42.48
    10/1/2004      12/31/2004            43.29                  36.9                 40.06

     1/1/2005       3/31/2005            40.8                   27.98                29.39
     4/1/2005       6/30/2005            36.65                  24.67                34
     7/1/2005       9/30/2005            37.7                   30.21                30.61
    10/1/2005      12/30/2005            31.5                   18.33                19.42

     1/1/2006       3/31/2006            24.6                   18.47                21.27
     4/1/2006       6/30/2006            30.56                  19                   29.79
     7/1/2006       9/29/2006            33.64                  27.12                33.26
    10/1/2006      12/29/2006            36.56                  28.49                30.72

     1/1/2007       3/31/2007            37.24                  28.81                30.64
     4/1/2007       5/25/2007            32.83                  28.86                30.49


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               NYSE Euronext (NYX)
                                (Mar-06 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003              n/a                   n/a                  n/a
     4/1/2003       6/30/2003              n/a                   n/a                  n/a
     7/1/2003       9/30/2003              n/a                   n/a                  n/a
    10/1/2003      12/31/2003              n/a                   n/a                  n/a

     1/1/2004       3/31/2004              n/a                   n/a                  n/a
     4/1/2004       6/30/2004              n/a                   n/a                  n/a
     7/1/2004       9/30/2004              n/a                   n/a                  n/a
    10/1/2004      12/31/2004              n/a                   n/a                  n/a

     1/1/2005       3/31/2005              n/a                   n/a                  n/a
     4/1/2005       6/30/2005              n/a                   n/a                  n/a
     7/1/2005       9/30/2005              n/a                   n/a                  n/a
    10/1/2005      12/30/2005              n/a                   n/a                  n/a

     1/1/2006       3/31/2006             90.35                 66.98                79.25
     4/1/2006       6/30/2006             80.45                 48.62                68.48
     7/1/2006       9/29/2006             74.83                 56.05                74.75
    10/1/2006      12/29/2006            112                    71.4                 97.2

     1/1/2007       3/31/2007            109.5                  80.51                93.75
     4/1/2007       5/25/2007            101.00                 79.31                83.16


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Symantec Corporaton (SYMC)
                                (May-97 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003            12.075                  9.67                 9.795
     4/1/2003       6/30/2003            12.8825                 9.09                10.9775
     7/1/2003       9/30/2003            16.5                   10.5675              15.7975
    10/1/2003      12/31/2003            17.5                   14.275               17.25

     1/1/2004       3/31/2004            24.045                 17.27                23.15
     4/1/2004       6/30/2004            25.44                  19.71                21.89
     7/1/2004       9/30/2004            27.675                 20                   27.44
    10/1/2004      12/31/2004            34.05                  23.53                25.76

     1/1/2005       3/31/2005            26.6                   20.05                21.33
     4/1/2005       6/30/2005            22.9                   18.01                21.74
     7/1/2005       9/30/2005            24.38                  19.63                22.66
    10/1/2005      12/30/2005            24.01                  16.32                 17.5

     1/1/2006       3/31/2006            19.9401                15.3                 16.83
     4/1/2006       6/30/2006            17.9                   14.98                15.54
     7/1/2006       9/29/2006            21.42                  14.78                21.28
    10/1/2006      12/29/2006            22.19                  18.59                20.85

     1/1/2007       3/31/2007            21.86                  16.2                 17.3
     4/1/2007       5/25/2007            20.00                  16.77                19.79


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Valero Energy Corporation(VLO)
                                (May-97 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003            10.6                    8.05                10.345
     4/1/2003       6/30/2003            10.5375                 8.79                 9.0825
     7/1/2003       9/30/2003            10.025                  8.7975               9.5675
    10/1/2003      12/31/2003            11.77                   9.425               11.585

     1/1/2004       3/31/2004            15.375                 11.425               14.99
     4/1/2004       6/30/2004            18.725                 13.9725              18.44
     7/1/2004       9/30/2004            20.2975                15.895               20.0525
    10/1/2004      12/31/2004            23.91                  19.415               22.7

     1/1/2005       3/31/2005            38.575                 21.005               36.635
     4/1/2005       6/30/2005            41.125                 28.9                 39.555
     7/1/2005       9/30/2005            58.625                 39.375               56.53
    10/1/2005      12/30/2005            58.145                 45.855               51.6

     1/1/2006       3/31/2006            63.7                   47.99                59.78
     4/1/2006       6/30/2006            70.75                  55.19                66.52
     7/1/2006       9/29/2006            68.83                  46.84                51.47
    10/1/2006      12/29/2006            57.09                  47.52                51.16

     1/1/2007       3/31/2007            66.02                  47.66                64.49
     4/1/2007       5/25/2007            77.24                  63.53                74.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     XM Satellite Radio Holdings Inc. (XMSR)
                                (Oct-99 - Apr-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003             6.9                    2.4                  5.89
     4/1/2003       6/30/2003            13.28                   5.56                10.99
     7/1/2003       9/30/2003            16.9                   10.02                15.5
    10/1/2003      12/31/2003            27.3                   15.56                26.29

     1/1/2004       3/31/2004            29.96                  20.55                27.93
     4/1/2004       6/30/2004            30.96                  20.35                27.29
     7/1/2004       9/30/2004            31.52                  23.55                31.02
    10/1/2004      12/31/2004            40.89                  27.5                 37.62

     1/1/2005       3/31/2005            38.28                  27.99                31.63
     4/1/2005       6/30/2005            34.83                  26.16                33.66
     7/1/2005       9/30/2005            37.311                 32.57                35.91
    10/1/2005      12/30/2005            36.91                  26.99                27.28

     1/1/2006       3/31/2006            30.46                  19.66                22.27
     4/1/2006       6/30/2006            24.21                  12.77                14.65
     7/1/2006       9/29/2006            14.98                   9.63                12.9
    10/1/2006      12/29/2006            16.08                   9.91                14.45

     1/1/2007       3/31/2007            17.7                   12.8                 12.92
     4/1/2007       5/25/2007            13.04                  10.37                11.80


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Best Buy Co., Inc. (BBY)
                                (May-97 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003            20.82                  15.7667              17.98
     4/1/2003       6/30/2003            29.9533                17.0333              29.28
     7/1/2003       9/30/2003            36.0667                26.414               31.68
    10/1/2003      12/31/2003            41.8                   31.6267              34.8267

     1/1/2004       3/31/2004            36.7                   30.1                 34.48
     4/1/2004       6/30/2004            37.5                   32.6867              33.8267
     7/1/2004       9/30/2004            36.68                  29.2467              36.16
    10/1/2004      12/31/2004            41.4667                35.8267              39.6133

     1/1/2005       3/31/2005            40.48                  33.9133              36.0067
     4/1/2005       6/30/2005            46.9067                31.9333              45.7
     7/1/2005       9/30/2005            53.1667                40.4                 43.53
    10/1/2005      12/30/2005            51.65                  40.66                43.48

     1/1/2006       3/31/2006            57.69                  43.32                55.93
     4/1/2006       6/30/2006            59.5                   48.69                54.84
     7/1/2006       9/29/2006            56.12                  43.51                53.56
    10/1/2006      12/29/2006            58.49                  46.95                49.19

     1/1/2007       3/31/2007            51.8                   45.08                48.72
     4/1/2007       5/25/2007            49.92                  44.70                46.64


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Peabody Energy Corporation (BTU)
                                (May-01 - May-06)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003             7.4                    6.13                 6.9725
     4/1/2003       6/30/2003             8.7775                 6.68                 8.3975
     7/1/2003       9/30/2003             8.41                   7.1525               7.8425
    10/1/2003      12/31/2003            10.75                   7.8375              10.4275

     1/1/2004       3/31/2004            12.6475                 9.105               11.6275
     4/1/2004       6/30/2004            14.0025                10.4375              13.9975
     7/1/2004       9/30/2004            15.1075                12.685               14.875
    10/1/2004      12/31/2004            21.7                   13.505               20.2275

     1/1/2005       3/31/2005            25.47                  18.3725              23.18
     4/1/2005       6/30/2005            28.225                 19.675               26.02
     7/1/2005       9/30/2005            43.025                 26.005               42.175
    10/1/2005      12/30/2005            43.4749                35.2151              41.21

     1/1/2006       3/31/2006            52.535                 41.235               50.41
     4/1/2006       6/30/2006            76.29                  46.81                55.75
     7/1/2006       9/29/2006            59.9                   32.94                36.78
    10/1/2006      12/29/2006            48.59                  34.05                40.41

     1/1/2007       3/31/2007            44.6                   36.2                 40.24
     4/1/2007       5/25/2007            55.24                  39.96                53.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Cameco Corporation (CCJ)
                                (May-97 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003             4.6                    3.8517               4.585
     4/1/2003       6/30/2003             5.8567                 3.3883               5.4167
     7/1/2003       9/30/2003             6.0833                 5                    5.815
    10/1/2003      12/31/2003             9.8267                 5.8483               9.6

     1/1/2004       3/31/2004            10.1667                 7.15                 8.2933
     4/1/2004       6/30/2004             9.77                   7.205                9.7683
     7/1/2004       9/30/2004            13.405                  9.2833              13.2067
    10/1/2004      12/31/2004            17.6083                12.85                17.4767

     1/1/2005       3/31/2005            24.745                 15.425               22.12
     4/1/2005       6/30/2005            22.89                  17.9                 22.375
     7/1/2005       9/30/2005            27.795                 21.675               26.75
    10/1/2005      12/30/2005            32.2                   23.045               31.695

     1/1/2006       3/31/2006            41.075                 31.5                 36
     4/1/2006       6/30/2006            45.34                  34.01                39.97
     7/1/2006       9/29/2006            42.56                  34.75                36.57
    10/1/2006      12/29/2006            41.25                  30.9                 40.45

     1/1/2007       3/31/2007            41.47                  35.22                40.94
     4/1/2007       5/25/2007            52.36                  40.19                51.10


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              ConocoPhillips (COP)
                                (May-97 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003            26.925                 22.57                26.8
     4/1/2003       6/30/2003            27.975                 24.835               27.4
     7/1/2003       9/30/2003            28.765                 25.645               27.375
    10/1/2003      12/31/2003            33.02                  27.145               32.785

     1/1/2004       3/31/2004            35.745                 32.15                34.905
     4/1/2004       6/30/2004            39.495                 34.29                38.145
     7/1/2004       9/30/2004            42.175                 35.64                41.425
    10/1/2004      12/31/2004            45.61                  40.745               43.415

     1/1/2005       3/31/2005            56.985                 41.4                 53.92
     4/1/2005       6/30/2005            61.36                  47.55                57.49
     7/1/2005       9/30/2005            71.48                  58.05                69.91
    10/1/2005      12/30/2005            70.66                  57.05                58.18

     1/1/2006       3/31/2006            66.25                  58.01                63.15
     4/1/2006       6/30/2006            72.5                   57.66                65.53
     7/1/2006       9/29/2006            70.75                  56.55                59.53
    10/1/2006      12/29/2006            74.89                  54.9                 71.95

     1/1/2007       3/31/2007            71.5                   61.59                68.35
     4/1/2007       5/25/2007            77.77                  66.24                76.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Cisco Systems, Inc. (CSCO)
                                (May-97 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003            15.63                  12.33                12.98
     4/1/2003       6/30/2003            19.1                   12.8                 16.79
     7/1/2003       9/30/2003            21.56                  16.57                19.59
    10/1/2003      12/31/2003            24.6                   19.24                24.23

     1/1/2004       3/31/2004            29.39                  21.9399              23.57
     4/1/2004       6/30/2004            24.83                  20.68                23.7
     7/1/2004       9/30/2004            23.68                  17.53                18.1
    10/1/2004      12/31/2004            20.35                  17.8                 19.32

     1/1/2005       3/31/2005            19.61                  17.13                17.89
     4/1/2005       6/30/2005            20.25                  17.0098              19.08
     7/1/2005       9/30/2005            20.23                  17.2999              17.92
    10/1/2005      12/30/2005            18.1202                16.83                17.12

     1/1/2006       3/31/2006            22                     17.179               21.67
     4/1/2006       6/30/2006            22.0001                19.08                19.53
     7/1/2006       9/29/2006            23.53                  17.1                 22.98
    10/1/2006      12/29/2006            27.96                  22.8                 27.33

     1/1/2007       3/31/2007            28.99                  24.82                25.53
     4/1/2007       5/25/2007            28.48                  25.31                25.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Fastenal Company (FAST)
                                (May-97 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003            19.455                 13.755               14.095
     4/1/2003       6/30/2003            18.577                 13.9                 16.97
     7/1/2003       9/30/2003            21.87                  16.45                18.885
    10/1/2003      12/31/2003            25.495                 18.825               24.875

     1/1/2004       3/31/2004            27.155                 21.935               26.845
     4/1/2004       6/30/2004            28.485                 24.23                28.415
     7/1/2004       9/30/2004            32.25                  26.75                 28.8
    10/1/2004      12/31/2004            32.075                 25.565               30.78

     1/1/2005       3/31/2005            31.87                  27.55                27.65
     4/1/2005       6/30/2005            31.79                  25.535               30.625
     7/1/2005       9/30/2005            33.075                 28.845               30.545
    10/1/2005      12/30/2005            41.96                  30.425               39.13

     1/1/2006       3/31/2006            47.71                  36.55                47.34
     4/1/2006       6/30/2006            49.32                  36.12                40.29
     7/1/2006       9/29/2006            41.11                  33.18                38.59
    10/1/2006      12/29/2006            43.15                  34.79                35.88

     1/1/2007       3/31/2007            38.29                  33.05                35.05
     4/1/2007       5/25/2007            43.33                  34.39                42.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Goldcorp, Inc. (GG)
                                (May-97 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
       Date           Date               in ($)                 in ($)           Stock in ($)
       ----           ----               ------                 ------           ------------
     1/1/2003       3/31/2003            13.58                   9.42                10.61
     4/1/2003       6/30/2003            12.76                   9.39                12
     7/1/2003       9/30/2003            15.1                   10.92                13.96
    10/1/2003      12/31/2003            18.5                   13.43                15.95

     1/1/2004       3/31/2004            16.59                  12.89                14.81
     4/1/2004       6/30/2004            15.05                  10.11                11.67
     7/1/2004       9/30/2004            13.94                  10.93                13.86
    10/1/2004      12/31/2004            15.79                  13.02                15.04

     1/1/2005       3/31/2005            15.51                  12.85                14.21
     4/1/2005       6/30/2005            16.1                   12.04                15.78
     7/1/2005       9/30/2005            21.06                  15.01                20.04
    10/1/2005      12/30/2005            22.78                  17.49                22.28

     1/1/2006       3/31/2006            30.44                  22.28                29.25
     4/1/2006       6/30/2006            41.66                  24.07                30.22
     7/1/2006       9/29/2006            31.59                  21.63                23.6
    10/1/2006      12/29/2006            31.47                  20.35                28.44

     1/1/2007       3/31/2007            29.49                  23.01                24.02
     4/1/2007       5/25/2007            26.93                  22.45                22.86


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       The Goldman Sachs Group, Inc. (GS)
                                (May-99 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003             75.75                  61.02                68.08
     4/1/2003       6/30/2003             91.98                  68.06                83.75
     7/1/2003       9/30/2003             93.74                  82.361               83.9
    10/1/2003      12/31/2003            100.78                  83.9                 98.73

     1/1/2004       3/31/2004            109.29                  96.15               104.35
     4/1/2004       6/30/2004            107.5                   87.68                94.16
     7/1/2004       9/30/2004             94.96                  83.29                93.24
    10/1/2004      12/31/2004            110.88                  90.74               104.04

     1/1/2005       3/31/2005            113.93                 101.79               109.99
     4/1/2005       6/30/2005            114.25                  94.75               102.02
     7/1/2005       9/30/2005            121.7                  102.02               121.58
    10/1/2005      12/30/2005            134.99                 110.23               127.71

     1/1/2006       3/31/2006            159.63                 124.23               156.96
     4/1/2006       6/30/2006            169.31                 136.79               150.43
     7/1/2006       9/29/2006            171.15                 138.97               169.17
    10/1/2006      12/29/2006            206.7                  168.51               199.35

     1/1/2007       3/31/2007            222.75                 189.85               206.63
     4/1/2007       5/25/2007            232.41                 203.29               225.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Halliburton Company (HAL)
                                (May-97 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------

     1/1/2003       3/31/2003            11.05                   8.6                 10.365
     4/1/2003       6/30/2003            12.685                  9.99                11.5
     7/1/2003       9/30/2003            12.95                  10.25                12.125
    10/1/2003      12/31/2003            13.6                   11.115               13

     1/1/2004       3/31/2004            16.35                  12.9                 15.195
     4/1/2004       6/30/2004            16.175                 13.675               15.13
     7/1/2004       9/30/2004            16.99                  13.225               16.845
    10/1/2004      12/31/2004            20.845                 16.54                19.62

     1/1/2005       3/31/2005            22.645                 18.59                21.625
     4/1/2005       6/30/2005            24.695                 19.825               23.91
     7/1/2005       9/30/2005            34.89                  22.88                34.26
    10/1/2005      12/30/2005            34.685                 27.35                30.98

     1/1/2006       3/31/2006            41.195                 31.35                36.51
     4/1/2006       6/30/2006            41.985                 33.925               37.105
     7/1/2006       9/29/2006            37.93                  27.35                28.45
    10/1/2006      12/29/2006            34.3                   26.33                31.05

     1/1/2007       3/31/2007            32.72                  27.65                31.74
     4/1/2007       5/25/2007            37.20                  30.99                36.12


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Lindsay Corporation (LNN)
                                (May-97 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003            23.37                  17.75                21.5
     4/1/2003       6/30/2003            23.75                  19.4                 23.22
     7/1/2003       9/30/2003            24.45                  20.05                20.1
    10/1/2003      12/31/2003            26.14                  20.15                25.25

     1/1/2004       3/31/2004            27.15                  22.7                 24.08
     4/1/2004       6/30/2004            26.9                   22.6                 24.02
     7/1/2004       9/30/2004            27.45                  22.48                26.83
    10/1/2004      12/31/2004            29.51                  22.45                25.88

     1/1/2005       3/31/2005            26.14                  18.26                19.08
     4/1/2005       6/30/2005            25.15                  17.5                 23.58
     7/1/2005       9/30/2005            26.06                  21.46                22.01
    10/1/2005      12/30/2005            22.86                  18.31                19.23

     1/1/2006       3/31/2006            28.01                  19                   27.09
     4/1/2006       6/30/2006            27.92                  20.27                27.12
     7/1/2006       9/29/2006            32.87                  24.16                28.75
    10/1/2006      12/29/2006            37.77                  28.03                32.65

     1/1/2007       3/31/2007            36.69                  28.55                31.79
     4/1/2007       5/25/2007            35.65                  29.55                34.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Level 3 Communications, Inc. (LVLT)
                                (Nov-97 - Nov-06)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003             5.41                   4.48                 5.16
     4/1/2003       6/30/2003             7.9                    5.07                 6.7
     7/1/2003       9/30/2003             6.601                  4.35                 5.42
    10/1/2003      12/31/2003             5.87                   4.85                 5.7

     1/1/2004       3/31/2004             7.4                    3.71                 4
     4/1/2004       6/30/2004             4.29                   2.75                 3.51
     7/1/2004       9/30/2004             3.54                   2.43                 2.59
    10/1/2004      12/31/2004             4.27                   2.539                 3.39

     1/1/2005       3/31/2005             3.4                    1.79                 2.06
     4/1/2005       6/30/2005             2.5                    1.55                 2.03
     7/1/2005       9/30/2005             2.44                   1.87                 2.32
    10/1/2005      12/30/2005             3.93                   2.03                 2.87

     1/1/2006       3/31/2006             5.8                    2.71                 5.18
     4/1/2006       6/30/2006             6                      3.74                 4.44
     7/1/2006       9/29/2006             5.56                   3.37                 5.39
    10/1/2006      12/29/2006             6.09                   4.75                 5.6

     1/1/2007       3/31/2007             6.8                    5.54                 6.1
     4/1/2007       5/25/2007             6.30                   5.20                 5.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Pengrowth Energy Trust (PGH)
                                (Jul-06 - Apr-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003             n/a                    n/a                  n/a
     4/1/2003       6/30/2003             n/a                    n/a                  n/a
     7/1/2003       9/30/2003             n/a                    n/a                  n/a
    10/1/2003      12/31/2003             n/a                    n/a                  n/a

     1/1/2004       3/31/2004             n/a                    n/a                  n/a
     4/1/2004       6/30/2004             n/a                    n/a                  n/a
     7/1/2004       9/30/2004             n/a                    n/a                  n/a
    10/1/2004      12/31/2004             n/a                    n/a                  n/a

     1/1/2005       3/31/2005             n/a                    n/a                  n/a
     4/1/2005       6/30/2005             n/a                    n/a                  n/a
     7/1/2005       9/30/2005             n/a                    n/a                  n/a
    10/1/2005      12/30/2005             n/a                    n/a                  n/a

     1/1/2006       3/31/2006             n/a                    n/a                  n/a
     4/1/2006       6/30/2006             n/a                    n/a                  n/a
     7/1/2006       9/29/2006            23.4999                18.84                19.62
    10/1/2006      12/29/2006            20.25                  14.77                17.21

     1/1/2007       3/31/2007            17.96                  15.81                16.87
     4/1/2007       5/25/2007            19.05                  16.45                18.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Taser International (TASR)
                                (Jun-01 - Jun-06)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003             0.3808                 0.3042               0.3583
     4/1/2003       6/30/2003             1.125                  0.3458               1.0833
     7/1/2003       9/30/2003             2.7025                 0.9833               2.19
    10/1/2003      12/31/2003             7.7917                 2.1667               6.8642

     1/1/2004       3/31/2004            21.885                  6.8733              19.5875
     4/1/2004       6/30/2004            32.075                 11.88                21.615
     7/1/2004       9/30/2004            23                     12.532               18.775
    10/1/2004      12/31/2004            33.45                  17.95                31.65

     1/1/2005       3/31/2005            32.49                  11.21                12
     4/1/2005       6/30/2005            12.55                   7.33                10.04
     7/1/2005       9/30/2005            10.62                   5.83                 6.17
    10/1/2005      12/30/2005             8.61                   5.31                 6.9601

     1/1/2006       3/31/2006            11.31                   6.9499              10.59
     4/1/2006       6/30/2006            11.38                   7.28                 7.91
     7/1/2006       9/29/2006             8.83                   6.86                 7.66
    10/1/2006      12/29/2006            10.2                    7.39                 7.61

     1/1/2007       3/31/2007             9.27                   7.44                 8.03
     4/1/2007       5/25/2007            10.58                   7.76                10.29


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Terex Corporation (TEX)
                                (May-97 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003             6.715                  4.75                 6.18
     4/1/2003       6/30/2003            10.625                  6.17                 9.76
     7/1/2003       9/30/2003            11.75                   8.265                9.265
    10/1/2003      12/31/2003            14.825                  9.325               14.24

     1/1/2004       3/31/2004            19.105                 13.025               18.485
     4/1/2004       6/30/2004            19.6                   14.01                17.065
     7/1/2004       9/30/2004            21.96                  15.97                21.7
    10/1/2004      12/31/2004            24.115                 16.35                23.825

     1/1/2005       3/31/2005            24.505                 18.82                21.65
     4/1/2005       6/30/2005            21.995                 17.92                19.7
     7/1/2005       9/30/2005            26.125                 19.565               24.715
    10/1/2005      12/30/2005            31.215                 24.525               29.7

     1/1/2006       3/31/2006            40.825                 29.575               39.62
     4/1/2006       6/30/2006            51.57                  37.55                49.35
     7/1/2006       9/29/2006            50.89                  37.69                45.22
    10/1/2006      12/29/2006            66.52                  45.11                64.58

     1/1/2007       3/31/2007            73.25                  54.75                71.76
     4/1/2007       5/25/2007            84.50                  70.60                81.00


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              VeraSun Energy (VSE)
                                (Jun-06 - Apr-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003             n/a                    n/a                  n/a
     4/1/2003       6/30/2003             n/a                    n/a                  n/a
     7/1/2003       9/30/2003             n/a                    n/a                  n/a
    10/1/2003      12/31/2003             n/a                    n/a                  n/a

     1/1/2004       3/31/2004             n/a                    n/a                  n/a
     4/1/2004       6/30/2004             n/a                    n/a                  n/a
     7/1/2004       9/30/2004             n/a                    n/a                  n/a
    10/1/2004      12/31/2004             n/a                    n/a                  n/a

     1/1/2005       3/31/2005             n/a                    n/a                  n/a
     4/1/2005       6/30/2005             n/a                    n/a                  n/a
     7/1/2005       9/30/2005             n/a                    n/a                  n/a
    10/1/2005      12/30/2005             n/a                    n/a                  n/a

     1/1/2006       3/31/2006             n/a                    n/a                  n/a
     4/1/2006       6/30/2006            30.75                  23                   26.24
     7/1/2006       9/29/2006            28.75                  15.8                 16.05
    10/1/2006      12/29/2006            26.9                   14.88                19.75

     1/1/2007       3/31/2007            21.06                  15.12                19.87
     4/1/2007       5/25/2007            21.47                  15.85                16.19


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Western Digital Corporation (WDC)
                                (May-97 - May-07)
                                 [CHART OMITTED]



                                     High Intra-Day         Low Intra-Day         Period-End
                                     Pricing of the         Pricing of the     Closing Price of
   Period-Start    Period-End       Reference Stock        Reference Stock      the Reference
      Date            Date               in ($)                 in ($)           Stock in ($)
      ----            ----               ------                 ------           ------------
     1/1/2003       3/31/2003             9.58                   6.44                 9.06
     4/1/2003       6/30/2003            13.05                   8.36                10.3
     7/1/2003       9/30/2003            14                      8.44                12.89
    10/1/2003      12/31/2003            14.95                  10.2                 11.79

     1/1/2004       3/31/2004            13.55                   9.64                11.23
     4/1/2004       6/30/2004            11.7                    7.87                 8.66
     7/1/2004       9/30/2004            8.99                    6.39                 8.79
    10/1/2004      12/31/2004            11.02                   7.95                10.84

     1/1/2005       3/31/2005            12.95                   9.84                12.75
     4/1/2005       6/30/2005            16.1                   11.64                13.42
     7/1/2005       9/30/2005            15.28                  12.16                12.93
    10/1/2005      12/30/2005            19.15                  11.25                18.61

     1/1/2006       3/31/2006            24.7                   18.21                19.43
     4/1/2006       6/30/2006            22.1                   17.21                19.81
     7/1/2006       9/29/2006            20.11                  15.9                 18.1
    10/1/2006      12/29/2006            21.7                   16.65                20.46

     1/1/2007       3/31/2007            21.38                  16.65                16.81
     4/1/2007       5/25/2007            18.73                  16.21                17.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

         We expect that delivery of the Notes will be made against payment for the Notes on or about May 31, 2007, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.



Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.



Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $25,379,000



                                   [RBC LOGO]


                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                  May 25, 2007